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                                                                  Exhibit (J)(2)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Variable Insurance Trust dated February 10, 2000 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 5 and Amendment No. 6 to Registration Statement File Nos. 333-35883 and 811-08361, respectively.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
April 12, 2001